RGC MIDSTREAM, LLC
519 KIMBALL AVE, NE PO BOX 13007
ROANOKE, VA 24030-3007
Attn: Tim Mulvaney Phone #: 804.317.5345

Reference:	MX_502159
UTI:	549300H9ZM7RDBM87W85DTCC20221207D13400310948695583
UPI:	QZR99V7NW7DX

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Interest Rate Swap transaction (the "Transaction") entered into between RGC MIDSTREAM, LLC ("COUNTERPARTY") and Atlantic Union Bank ("ATLANTIC UNION BANK") on the Trade Date specified below.

1.

The definitions and provisions contained in the 2021 ISDA Interest Rate Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

2.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, that certain ISDA Master Agreement and related Schedule between COUNTERPARTY and ATLANTIC UNION BANK, dated as of September 5, 2025 (as amended, modified, supplemented, renewed or restated from time to time, the "ISDA Master Agreement"). All provisions contained in or incorporated by reference in the ISDA Master Agreement shall supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and the ISDA Master Agreement shall govern this Confirmation and the Transaction evidenced hereby (except as expressly modified below). In the event of any inconsistency between the provisions of the ISDA Master Agreement and this Confirmation, this Confirmation will govern for purposes of the Transaction.

3.	Each party represents to the other party that:
(a)

It is acting for its own account as principal, and it has made its own independent decisions to enter into the ISDA Master Agreement and the Transaction and as to whether the ISDA Master Agreement and the Transaction each is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary to permit it to evaluate the merits and risks of the ISDA Master Agreement and the Transaction. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the ISDA Master Agreement or the Transaction; it being understood that information and explanations related to the terms and conditions of the ISDA Master Agreement or the Transaction shall not be considered investment advice or a recommendation to enter into the ISDA Master Agreement or the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the ISDA Master Agreement or the Transaction.

(b)

It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the ISDA Master Agreement and the Transaction. It is also capable of assuming, and assumes, the risks of the ISDA Master Agreement and the Transaction.

	(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of the ISDA Master Agreement or the Transaction.
	(d)	It is an “eligible contract participant”, as that term is defined in Section 1a(18) of the Commodity Exchange Act and applicable regulations there under.
4.

Counterparty represents to ATLANTIC UNION BANK that Counterparty has entered into the Transaction for purposes of hedging against exposure from one or more cash market financial products (including, but not limited to, loans, bonds, mortgages, notes or money market instruments) that reference the same Floating Rate Option as set forth below; in connection with a line of its business; and not for the purpose of speculation.

5.	The terms of the Transaction to which this Confirmation relates are as follows:
	Type Of Transaction:	Interest Rate Swap
	Notional Amount:	USD 20,600,000.00 and then adjusting in accordance to attached amortization schedule.
	Trade Date:	September 5, 2025
	Effective Date:	September 5, 2025
	Termination Date:	September 1, 2030, subject to No Adjustment.

Fixed Amounts:
Fixed Amount Payer:	COUNTERPARTY
Fixed Amount Payer Period End Dates:

The initial Calculation Period will be from and including the Effective Date to but excluding October 1, 2025. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month. With the final Calculation Period being from and including August 1, 2030, to but excluding the Termination Date. Each calculation period subject to No Adjustment.

Fixed Amount Payer Payment Dates:

The initial payment will commence on October 1, 2025, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	5.061%
Fixed Rate Day Count Fraction:	Actual/360
Business Days:	New York

Floating Amounts:
Floating Amount Payer:	ATLANTIC UNION BANK
Floating Amount Payer Period End Dates:

The initial Calculation Period will be from and including the Effective Date to but excluding October 1, 2025. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month. With the final Calculation Period being from and including August 1, 2030, to but excluding the Termination Date. Each calculation period subject to No Adjustment.

Floating Amount Payer Payment Dates:

The initial payment will commence on October 1, 2025, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for Initial Calculation Period:	5.80002% (4.25002% + 1.55%)
Reset Dates:	The first day of each Floating Rate Calculation Period, with Period End Dates subject to No Adjustment.
Floating Rate Option:	USD-SOFR CME Term
Designated Maturity:	One (1) Month
Spread:	1.55%
Floating Rate Day Count Fraction:	Actual/360
Business Days:	New York
Compounding:	Inapplicable

General Terms:
Calculation Agent:	As set forth by the ISDA Master Agreement.
Jury Waiver:

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ISDA MASTER AGREEMENT, ANY CREDIT SUPPORT DOCUMENT, THIS CONFIRMATION OR THE TRANSACTION EVIDENCED HEREBY.

Governing Law:	The Transaction shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.
Execution in Counterparts:

This Confirmation may be executed in counterparts, each of which shall be an original and both of which when taken together shall constitute the same agreement. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this Confirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

Electronic Records and Signatures:

It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

Periodic Interest Rate Swap Payment
Pay by Automatic Debit or Credit

I hereby Authorize Atlantic Union Bank to deposit or withdraw any amounts owed to me or by me by initiating credit or debit entries to my account at the Financial Institution indicated below. Further, I authorize my Financial Institution to accept and to credit or debit any entries initiated by Atlantic Union Bank to my account. In the event that Atlantic Union Bank deposits funds erroneously into my account, I authorize Atlantic Union Bank to debit my account for an amount not to exceed the original amount of the credit.

Bank Name:	Atlantic Union Bank
ABA:	051403164
Account #:	8541509144
Checking or Savings:	Checking

This authorization is to remain in full force and effect until Atlantic Union Bank and/or my Financial Institution has received written notice from me of its termination in such time and in such manner as to afford Atlantic Union Bank and/or my Financial Institution a reasonable opportunity to act on it.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation below. By signing below, COUNTERPARTY acknowledges that it has consented to receive this Confirmation via electronic mail.

Yours Sincerely,		Accepted and agreed as of the date first above written:
ATLANTIC UNION BANK		RGC MIDSTREAM, LLC
By:	________________________	By:
Name:		Name:
Title:		Title:

AMORTIZATION SCHEDULE
All dates subject to adjustment according to the business day convention defined in the calculation periods above.
Calculation Period Start Date	Calculation Period End Date	Notional Balance	End of Period Amortization
September 5, 2025	October 1, 2025	20,600,000.00	112,389.42
October 1, 2025	November 1, 2025	20,487,610.58	0.00
November 1, 2025	December 1, 2025	20,487,610.58	0.00
December 1, 2025	January 1, 2026	20,487,610.58	112,389.43
January 1, 2026	February 1, 2026	20,375,221.15	0.00
February 1, 2026	March 1, 2026	20,375,221.15	0.00
March 1, 2026	April 1, 2026	20,375,221.15	112,389.42
April 1, 2026	May 1, 2026	20,262,831.73	0.00
May 1, 2026	June 1, 2026	20,262,831.73	0.00
June 1, 2026	June 12, 2026	20,262,831.73	(14,000,000.00)
June 12, 2026	July 1, 2026	34,262,831.73	112,389.43
July 1, 2026	August 1, 2026	34,150,442.30	0.00
August 1, 2026	September 1, 2026	34,150,442.30	0.00
September 1, 2026	October 1, 2026	34,150,442.30	112,389.42
October 1, 2026	November 1, 2026	34,038,052.88	0.00
November 1, 2026	December 1, 2026	34,038,052.88	0.00
December 1, 2026	January 1, 2027	34,038,052.88	112,389.43
January 1, 2027	February 1, 2027	33,925,663.45	0.00
February 1, 2027	March 1, 2027	33,925,663.45	0.00
March 1, 2027	April 1, 2027	33,925,663.45	112,389.42
April 1, 2027	May 1, 2027	33,813,274.03	0.00
May 1, 2027	June 1, 2027	33,813,274.03	0.00
June 1, 2027	July 1, 2027	33,813,274.03	112,389.43
July 1, 2027	August 1, 2027	33,700,884.60	0.00
August 1, 2027	September 1, 2027	33,700,884.60	0.00
September 1, 2027	October 1, 2027	33,700,884.60	112,389.42
October 1, 2027	November 1, 2027	33,588,495.18	0.00
November 1, 2027	December 1, 2027	33,588,495.18	0.00
December 1, 2027	January 1, 2028	33,588,495.18	112,389.43
January 1, 2028	February 1, 2028	33,476,105.75	0.00
February 1, 2028	March 1, 2028	33,476,105.75	0.00
March 1, 2028	April 1, 2028	33,476,105.75	512,389.42
April 1, 2028	May 1, 2028	32,963,716.33	0.00
May 1, 2028	June 1, 2028	32,963,716.33	0.00
June 1, 2028	July 1, 2028	32,963,716.33	512,388.43
July 1, 2028	August 1, 2028	32,451,327.90	0.00
August 1, 2028	September 1, 2028	32,451,327.90	0.00
September 1, 2028	October 1, 2028	32,451,327.90	512,389.42
October 1, 2028	November 1, 2028	31,938,938.48	0.00
November 1, 2028	December 1, 2028	31,938,938.48	0.00
December 1, 2028	January 1, 2029	31,938,938.48	512,389.43
January 1, 2029	February 1, 2029	31,426,549.05	0.00
February 1, 2029	March 1, 2029	31,426,549.05	0.00
March 1, 2029	April 1, 2029	31,426,549.05	512,389.42
April 1, 2029	May 1, 2029	30,914,159.63	0.00
May 1, 2029	June 1, 2029	30,914,159.63	0.00
June 1, 2029	July 1, 2029	30,914,159.63	512,389.43
July 1, 2029	August 1, 2029	30,401,770.20	0.00
August 1, 2029	September 1, 2029	30,401,770.20	0.00
September 1, 2029	October 1, 2029	30,401,770.20	512,389.42
October 1, 2029	November 1, 2029	29,889,380.78	0.00
November 1, 2029	December 1, 2029	29,889,380.78	0.00
December 1, 2029	January 1, 2030	29,889,380.78	512,389.43
January 1, 2030	February 1, 2030	29,376,991.35	0.00
February 1, 2030	March 1, 2030	29,376,991.35	0.00
March 1, 2030	April 1, 2030	29,376,991.35	512,389.42
April 1, 2030	May 1, 2030	28,864,601.93	0.00
May 1, 2030	June 1, 2030	28,864,601.93	0.00
June 1, 2030	July 1, 2030	28,864,601.93	512,389.43
July 1, 2030	August 1, 2030	28,352,212.50	0.00
August 1, 2030	September 1, 2030	28,352,212.50	28,352,212.50